Exhibit 4.21


               AMENDMENT NO. 1 TO THE CONVERTIBLE DEBENTURES

         THIS AMENDMENT NO. 1 TO THE CONVERTIBLE DEBENTURES (the "Amendment") among Consoltex Holdings, Inc., a Delaware corporation (the "Company") and Les Gantiers Limited, a company governed by the laws of the Channels Islands ("LGL") is made as of January 7, 2002 (the "Effective Date"). All capitalized terms used but not defined herein shall have the meanings given such terms in the Convertible Debentures (as defined below).

         WHEREAS, on September 29, 2000, the Company issued a Convertible Debenture in the principal amount of $2,123,000.00 to Les Gantiers Holding B.V. ("LGH") (the "September 2000 Debentures");

         WHEREAS, on October 20, 2000, LGH transferred the September 2000 Debenture to LGL;

         WHEREAS, on December 31, 2000, the Company issued a PIK Debenture in the principal amount of $56,194.07 to LGL (the "December 2000
Debenture");

         WHEREAS, on March 31, 2001, the Company issued a PIK Debenture in the principal amount of $57,203.84 to LGL (the "March 2001 Debenture");

         WHEREAS, on June 30, 2001, the Company issued a PIK Debenture in the principal amount of $58,705.45 to LGL (the "June 2001 Debenture");

         WHEREAS, on September 30, 2001, the Company issued a PIK Debenture in the principal amount of $60,246.46 to LGL (the "September 2001
Debenture");

         WHEREAS, the total aggregate principal amount of the September 2000 Debenture, the December 2000 Debenture, the March 2001 Debenture, the June 2001 Debenture and the September 2001 Debenture (collectively, the "Convertible Debenture") is $2,355,349.82;

         WHEREAS, Consoltex Inc. a corporation organized under the laws of New Brunswick, Canada, and Consoltex (USA) Inc., a New York corporation (collectively, the "Issuers") issued 11% Senior Subordinated Notes due 2003 (the "Existing Notes") pursuant to an Indenture dated as of September 30, 1993;

         WHEREAS, the Company and its affiliates are undertaking a corporate restructuring (the "Restructuring");

         WHEREAS, in connection with such restructuring the Issuers will offer to exchange their Existing Notes for new 11% Senior Subordinated Pay-In-Kind Notes due January of February 2009 (the "New Notes") (the "Exchange Offer");

         WHEREAS, the effectiveness of this Amendment is a condition precedent to such Exchange Offer;

         WHEREAS, the Exchange Offer and the Restructuring will benefit
LGL; and

         WHEREAS, the Company and LGL wish to amend the Convertible Debentures as set forth herein.

         NOW THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and LGL agree as follows:

         1. Payment of Interest. Paragraph 1(b) of each of the Convertible Debentures is hereby amended by deleting the first sentence and adding the following language in its place:

                  "The Company shall, until the first interest payment date hereunder as of which interest on the New Notes must be paid by the Issuers in cash, pay interest on this Debenture through the issuance of additional Debentures ("PIK Debentures"); provided that any interest paid by the issuance of PIK Debentures shall be calculated as accruing at the rate of ten and one-half percent (10.5%) per annum (computed on the basis of a 365-day year and the actual number of days elapsed) or (if less) at the highest rate then permitted under applicable law; and provided further, that on each interest payment date hereunder as of which interest on the New Notes must be paid by the Issuers in cash, the Issuers shall pay interest on this Debenture in cash."

         2. Payment of Principal on the Convertible Debentures.

                  (a) Paragraph 2 of each of the Convertible Debentures is hereby amended by deleting from paragraph 2(a) the phrase "on October 15, 2003" and inserting in lieu thereof the phrase "91 days after the stated maturity of the New Notes".

                  (b) Paragraph 2 of each of the Convertible Debentures is hereby further amended by deleting clause (b)(iii) of each of the Convertible Debentures in its entirety.

         3. Additional Definitions. Paragraph 7 of the Convertible Debentures is hereby amended by adding thereto in the appropriate alphabetical order to the following definition:

                  "New Notes' shall have the meaning set forth in Amendment No. 1 to this Debenture dated as of January 7, 2002."

         4. Certain Rights. The Convertible Debentures are hereby further amended by deleting paragraph 13 of each of the Convertible Debentures in its entirety.

         5. References. Any reference in any of the Convertible Debentures to the "Debenture" shall mean such Convertible Debenture as amended hereby.

         6. Effective Date. Upon the execution hereof by the Company and LGL, this Amendment shall become effective as of January 7, 2002.

         7. No Other Amendment. Except as expressly provided herein, the terms and provisions of the Convertible Debentures are not, and shall not be deemed to be, modified or amended, and are hereby ratified confirmed.

         8. Release. LGL releases LINQ Industrial Products, Inc. as a guarantor of the Company's obligations under the Convertible Debentures.

         9. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

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                          [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Convertible Debentures as of the day and year first written above.


                                       CONSOLTEX HOLDINGS, INC.

                                       By:      /s/ Paul J. Bamatter
                                                -------------------------------
                                                Name:  Paul J. Bamatter
                                                Title:   COO, President & CFO

                                       LES GANTIERS LIMITED

                                       By:      /s/ Patrick F.C. Sowden
                                                -------------------------------
                                                Name:  Patrick F.C. Sowden
                                                Title:   Director

         Each of the undersigned hereby acknowledges and consents to the amendment of the Convertible Debentures pursuant to this Amendment.

                                       CONSOLTEX HOLDINGS, INC.

                                       By:      /s/ Paul J. Bamatter
                                                -------------------------------
                                                Name:  Paul J. Bamatter
                                                Title:   COO, President & CFO

                                       CONSOLTEX (USA) INC.

                                       By:      /s/ Paul J. Bamatter
                                                -------------------------------
                                                Name:  Paul J. Bamatter
                                                Title:   COO, President & CFO

                                       CONSOLTEX INTERNATIONAL, INC.

                                       By:      /s/ Paul J. Bamatter
                                                -------------------------------
                                                Name:  Paul J. Bamatter
                                                Title:   V.P. Strategic Planning